Exhibit 5


             Weissmann, Wolff, Bergman, Coleman, Grodin & Evall, LLP
                       9665 Wilshire Boulevard, Suite 900
                             Beverly Hills, CA 90212
                              Phone:(310) 858-7888
                               Fax: (310) 550-7191


                                February 9, 2004


Glacier Water Services, Inc.
2651 La Mirada Drive, Suite 100
Vista, CA  92083

Ladies and Gentlemen:

     We have examined the registration statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 245,000 additional shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Glacier Water Services, Inc. (the "Company") issuable under the Company's Stock Compensation Program (the "Program"). As your counsel in connection with this transaction, we have examined copies, certified to our satisfaction, of the Program and such records of the Company as we have deemed necessary as a basis for the opinion expressed below.

     Based on these examinations, it is our opinion that upon the registration of the Common Stock under the Securities Act, the issuance of the Common Stock in accordance with the terms and conditions of the Program and the receipt by the Company of consideration to be received by the Company pursuant to the Program, the Common Stock will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is furnished to you in connection with the registration of the Common Stock, is solely for your benefit and may not be relied upon by, nor copies delivered to, any other person or entity without our prior written consent.

                                        Very truly yours,


                                        /s/  Weissmann, Wolff, Bergman, Coleman,
                                               Grodin & Evall, LLP
                                        -------------------------------------
                                        Weissmann, Wolff, Bergman, Coleman,
                                               Grodin & Evall, LLP